The Reserve Petroleum Company 10-K/A

Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTIONS 1350

In connection with the Annual Report of The Reserve Petroleum Company (the "Company") on Form 10-K for the fiscal year ended December 31, 2011 and Amendment No. 1 thereto on Form 10-K/A, both as filed with the Securities and Exchange Commission (collectively, the “Report”), we, Cameron R. McLain and James L. Tyler, Principal Executive Officer and Principal Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly present, in all material respects, the financial condition and results of operations of the Company for the year ended December 31, 2011.

Date: September 25, 2012	By:	/s/ Cameron R. McLain
	Name:	Cameron R. McLain, President
	Title:	(Principal Executive Officer)

Date: September 25, 2012	By:	/s/ James L. Tyler
	Name:	James L. Tyler, 2nd Vice President
	Title:	(Principal Financial Officer)